Exhibit 99.1

NEWS RELEASE

14 Lafayette Square, Suite 1405 • Buffalo, New York 14203

FOR IMMEDIATE RELEASE

Rand Capital Reports Strong 2024 Results with 17% Investment Income Growth, Increased Dividends, and Continued Strategic Debt Investments

●	Total investment income rose 11% to $2.1 million for the fourth quarter and was up 17% to $8.6 million for full year 2024, driven by growth in interest income from an expanded debt investment portfolio

●	Debt investments now represent 75% of Rand’s portfolio, up from 64% at the end of 2023, contributing to improved yields and net interest income

●	Net asset value per share (“NAV”) grew 7% year-over-year to $25.31

●	Outstanding bank debt reduced by $15.7 million year-over-year, with over $24 million in remaining availability at December 31, 2024

●	Rand raised its regular quarterly cash dividend by 16% in 2024 while increasing total dividends to $5.03 per share, including the stock and cash dividend in the fourth quarter

●	Strategic capital deployment of nearly $14 million during the year positions Rand for continued growth in 2025

BUFFALO, NY, March 10, 2025 – Rand Capital Corporation (Nasdaq: RAND) (“Rand” or the “Company”), a business development company providing alternative financing for lower middle market companies, announced its results for the fourth quarter and full year ended December 31, 2024.

“Rand delivered another strong quarter, highlighted by an 11% increase in total investment income over last year’s fourth quarter, which contributed to a 17% rise in full-year investment income to $8.6 million. This growth was fueled by our strategic focus on expanding debt investments,” commented Daniel P. Penberthy, President and Chief Executive Officer of Rand. “Throughout the year, we took proactive steps to strengthen our balance sheet and enhance liquidity, including monetizing select equity investments and exiting publicly traded securities. These actions enabled us to reduce nearly all outstanding borrowings while investing approximately $14 million in income-generating investments, further positioning us for long-term success.

“In 2024, we reinforced our commitment to delivering shareholder value with a total dividend of $5.03 per share, which included the fourth quarter stock and cash dividend that was enhanced by the successful sale of a portfolio company during the year. Our 16% increase in the regular quarterly cash dividend underscores our confidence in Rand’s financial strength and earnings growth potential. With a strong balance sheet and ample liquidity, we are well-positioned to sustain our disciplined growth strategy and expand investment income through new investments. While we have seen overall strengthening in many portfolio companies, we remain mindful of the challenging economic and political environment, which has impacted certain portfolio business operations.”

Rand Capital Reports Strong 2024 Results with 17% Investment Income Growth, Increased Dividends and Continued Strategic Debt Investments

March 10, 2025

Fourth Quarter Highlights (compared with the prior-year period unless otherwise noted)

●	Total investment income grew $207,000, or 11%, to $2.1 million, which reflected strong growth of interest income from portfolio companies given the origination of five debt instruments over the last year. Also contributing to the total investment income growth was an increase in fee income.

●	Total expenses were a credit of $376,000 compared with an expense of $1.0 million in last year’s fourth quarter. The change largely reflects a decrease in capital gains incentive fee expense, as the recent period included a credit of $1.1 million in capital gains incentive fees resulting from changes in portfolio valuations made during the quarter, compared with an expense of $64,000 for the fourth quarter of 2023. The Company also had year-over-year reduced interest expense of $276,000 given lower outstanding debt levels.

●	Adjusted expenses, which exclude capital gains incentive fees, and is a non-GAAP financial measure, were $678,000 compared with $950,000 in the fourth quarter of 2023. See the attached description of this non-GAAP financial measure and reconciliation table for adjusted expenses.

●	Net investment income increased to $2.2 million, or $0.86 per share, compared with $962,000, or $0.37 per share, in the fourth quarter of 2023. Adjusted net investment income per share, a non-GAAP financial measure, which excludes the capital gains incentive fee accrual expense, was $0.45 per share, up 13% from $0.40 per share in last year’s fourth quarter. See the attached description of this non-GAAP financial measure and reconciliation table for adjusted net investment income per share.

2024 Highlights

●	Total investment income of $8.6 million increased $1.2 million, or 17%, from the prior year.

●	Total expenses were $4.8 million compared with $4.2 million in the prior year. The change largely reflected higher capital gains incentive fee expense and an increase in fees payable to the Company’s external investment advisor.

●	Excluding the capital gains incentive fee accrual, adjusted expenses, which is a non-GAAP financial measure, increased $451,000 to $3.8 million in 2024. See the attached description of this non-GAAP financial measure and reconciliation table for adjusted expenses.

●	Net investment income per share of $1.33 for 2024 increased 15% over the $1.15 per share in the prior year. Excluding the capital gains incentive fee accrual, adjusted net investment income per share was $1.72, up 18%, from $1.46 in 2023. See the attached description of this non-GAAP financial measure and reconciliation table for adjusted net investment income per share.

●	Net assets at December 31, 2024 were $65.3 million, up 7% from year-end 2023.

Portfolio and Investment Activity

As of December 31, 2024, Rand’s portfolio included investments with a fair value of $70.8 million across 22 portfolio businesses. This was a decrease of $6.3 million, or 8%, from December 31, 2023, and reflected the SciAps exit, stock sales, portfolio company loan repayments and valuation adjustments in multiple portfolio companies, partially offset by new investments. At December 31, 2024, Rand’s portfolio was comprised of approximately 75% in debt investments and 25% in equity investments in private companies. The annualized weighted average yield of debt investments, which includes PIK interest, was 13.8% at December 31, 2024, compared with 13.6% at the end of 2023.

Rand Capital Reports Strong 2024 Results with 17% Investment Income Growth, Increased Dividends and Continued Strategic Debt Investments

March 10, 2025

Fourth quarter 2024:

●	Funded a new investment of $2.9 million in Mobile IV Nurses Management LLC, which consisted of a $2.5 million term loan at 14% plus 1% PIK, and a $375,000 equity investment. Mobile IV Nurses is a professional mobile IV hydration and vitamin therapy service.

●	Exited investment in Nailbiter, Inc., receiving full repayment of a $2.25 million debt instrument.

●	Received $206,000 principal loan repayment from Filterworks.

Full year 2024:

●	Invested a total of $13.9 million across six transactions, which largely consisted of interest yielding assets.

●	Portfolio investment company SciAps, Inc. was sold during the third quarter of 2024, which resulted in the full repayment of Rand’s subordinated debt and a significant equity return. In total, Rand received $13.1 million of proceeds, which included a realized gain of $7.7 million.

●	During the year, Rand sold its remaining shares of ACV Auctions and those held in publicly traded BDCs for total proceeds of $8.2 million.

Liquidity and Capital Resources

Cash was $835,000 at December 31, 2024. During the fourth quarter, Rand reduced its outstanding borrowings by $3.3 million, leaving a principal balance of $600,000 on its existing $25.0 million senior secured revolving credit facility at December 31, 2024. The outstanding borrowings carried an interest rate of 8.0% at year-end.

The Company did not repurchase any outstanding common stock during 2024.

Dividends

In 2024, Rand declared total dividends of $5.03 per share, consisting of $1.67 per share in cash dividends and a $3.36 per share stock dividend.

The stock dividend was part of Rand’s fourth quarter dividend of $4.20 per share, or approximately $10.8 million in the aggregate, which was declared on December 5, 2024. This dividend was paid as a combination of cash and shares of the Company’s common stock to shareholders of record as of December 16, 2024. The cash portion of the fourth quarter dividend was limited to 20% of the aggregate amount, or approximately $2.2 million, excluding any cash paid for fractional shares. The remaining approximately $8.7 million was paid in stock, resulting in the issuance of 388,793 shares of common stock on January 24, 2025. Following this distribution, Rand had 2,969,814 shares outstanding.

On March 3, 2025, Rand declared its regular quarterly cash dividend of $0.29 per share, payable on or about March 28, 2025, to shareholders of record as of March 14, 2025. While the regular per share dividend is unchanged, the total dollar amount of the distribution has increased due to a higher number of shares outstanding following the fourth quarter 2024 stock dividend, which was distributed in January 2025.

Webcast and Conference Call

Rand will host a conference call and webcast on Monday, March 10, 2025, at 1:30 p.m. Eastern Time, to review its financial results. The review will be accompanied by a slide presentation, which will be available on Rand’s website at www.randcapital.com in the “Investor Relations” section. Rand’s conference call can be accessed by calling (201) 689-8263. Alternatively, the webcast can be monitored on Rand’s website at www.randcapital.com under “Investors” where the replay will also be available.

A telephonic replay will be available from 5:30 p.m. ET on the day of the call through Monday, March 24, 2025. To listen to the archived call, dial (412) 317-6671 and enter replay pin number 13751144. A transcript of the call will also be posted once available.

Rand Capital Reports Strong 2024 Results with 17% Investment Income Growth, Increased Dividends and Continued Strategic Debt Investments

March 10, 2025

ABOUT RAND CAPITAL

Rand Capital Corporation (Nasdaq: RAND) is an externally managed business development company (BDC). The Company’s investment objective is to maximize total return to its shareholders with current income and capital appreciation by focusing its debt and related equity investments in privately-held, lower middle market companies with committed and experienced managements in a broad variety of industries. Rand primarily invests in businesses that have sustainable, differentiated and market-proven products, revenue of more than $10 million and EBITDA in excess of $1.5 million. The Company’s investment activities are managed by its external investment adviser, Rand Capital Management, LLC. Additional information can be found at the Company’s website where it regularly posts information: randcapital.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than historical facts, including but not limited to statements regarding the strategy of the Company and its outlook; statements regarding the implementation of the Company’s strategy and the growth of its dividend; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) evolving legal, regulatory and tax regimes; (2) changes in general economic and/or industry specific conditions; and (3) other risk factors as detailed from time to time in Rand’s reports filed with the Securities and Exchange Commission (“SEC”), including Rand’s annual report on Form 10-K for the year ended December 31, 2023, quarterly reports on Form 10-Q, and other documents filed with the SEC. Consequently, such forward-looking statements should be regarded as Rand’s current plans, estimates and beliefs. Except as required by applicable law, Rand assumes no obligation to update the forward-looking information contained in this release.

Contacts:

Company:	Investors:
Daniel P. Penberthy	Deborah K. Pawlowski / Craig P. Mychajluk
President and CEO	Alliance Advisors IR
716.853.0802	716-843-3908 / 716-843-3832
dpenberthy@randcapital.com	dpawlowski@allianceadvisors.com cmychajluk@allianceadvisors.com

FINANCIAL TABLES FOLLOW

Rand Capital Reports Strong 2024 Results with 17% Investment Income Growth, Increased Dividends and Continued Strategic Debt Investments

March 10, 2025

Rand Capital Corporation and Subsidiaries

Consolidated Statements of Financial Position
(Audited)

	2024	2023
ASSETS
Investments at fair value:
Control investments (cost of $6,188,940 and $5,272,770, respectively)	$2,500,000	$4,148,960
Affiliate investments (cost of $42,488,804 and $45,720,974, respectively)	51,668,144	53,499,372
Non-Control/Non-Affiliate investments (cost of $19,442,491 and $17,371,862, respectively)	16,649,897	19,477,380
Total investments, at fair value (cost of $68,120,235 and $68,365,606, respectively)	70,818,041	77,125,712
Cash	834,805	3,295,321
Interest receivable	357,530	244,600
Prepaid income taxes	329,365	127,869
Deferred tax asset, net	2,161	39,179
Other assets	115,531	189,301
Total assets	$72,457,433	$81,021,982
LIABILITIES AND STOCKHOLDERS’ EQUITY (NET ASSETS)
Liabilities:
Due to investment adviser	$2,182,846	$979,297
Accounts payable and accrued expenses	92,568	145,516
Line of credit	600,000	16,250,000
Capital gains incentive fees	1,565,000	2,279,700
Deferred revenue	516,441	552,256
Dividend payable	2,168,058	—
Total liabilities	7,124,913	20,206,769

Stockholders’ equity (net assets):
Common stock, $0.10 par; shares authorized 100,000,000; shares issued: 2,648,916; shares outstanding: 2,581,021 at 12/31/24 and 12/31/23	264,892	264,892
Capital in excess of par value	55,419,620	55,801,170
Stock dividends distributable: 388,793 shares at 12/31/24	8,672,231	—
Treasury stock, at cost: 67,895 shares at 12/31/24 and 12/31/23	(1,566,605)	(1,566,605)
Total distributable earnings	2,542,382	6,315,756
Total stockholders’ equity (net assets) (per share - 2024: $25.31, 2023: $23.56)	65,332,520	60,815,213
Total liabilities and stockholders’ equity (net assets)	$72,457,433	$81,021,982

Rand Capital Reports Strong 2024 Results with 17% Investment Income Growth, Increased Dividends and Continued Strategic Debt Investments

March 10, 2025

Rand Capital Corporation and Subsidiaries

Consolidated Statements of Operations

	(Unaudited)		(Audited)
	For the Quarter Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023
Investment income:
Interest from portfolio companies:
Control investments	$183,239	$192,072	$733,774	$698,872
Affiliate investments	1,217,076	1,127,121	4,739,802	3,858,696
Non-Control/Non-Affiliate investments	573,164	354,042	2,254,373	1,421,787
Total interest from portfolio companies	1,973,479	1,673,235	7,727,949	5,979,355
Interest from other investments:
Non-Control/Non-Affiliate investments	185	241	2,356	933
Total interest from other investments	185	241	2,356	933
Dividend and other investment income:
Affiliate investments	13,125	86,125	52,500	506,076
Non-Control/Non-Affiliate investments	—	129,250	242,760	531,055
Total dividend and other investment income	13,125	215,375	295,260	1,037,131

Fee income:
Control investments	4,516	4,516	18,063	17,242
Affiliate investments	118,886	31,245	450,255	278,061
Non-Control/Non-Affiliate investments	27,272	5,507	65,402	25,441
Total fee income	150,674	41,268	533,720	320,744
Total investment income	2,137,463	1,930,119	8,559,285	7,338,163
Expenses:
Base management fee	277,628	287,297	1,212,160	1,057,166
Income based incentive fees	—	—	178,218	—
Capital gains incentive fees	(1,054,000)	64,000	1,012,300	804,700
Interest expense	61,480	336,997	1,089,678	1,044,831
Professional fees	163,363	155,346	600,298	547,456
Stockholders and office operating	56,053	55,158	265,617	261,639
Directors’ fees	66,550	65,709	263,500	263,500
Administrative fees	40,000	37,250	158,167	149,000
Insurance	10,467	10,380	44,358	44,100
Corporate development	2,173	1,660	12,986	5,927
Total expenses	(376,286)	1,013,797	4,837,282	4,178,319
Net investment income before income taxes	2,513,749	916,322	3,722,003	3,159,844
Income tax expense (benefit), including excise taxes	298,097	(45,282)	296,926	192,111
Net investment income	2,215,652	961,604	3,425,077	2,967,733
Net realized gain (loss) on sales and dispositions of investments:
Affiliate investments	16,582	(21,265)	6,165,419	2,574,829
Non-Control/Non-Affiliate investments	—	3,440	4,959,445	(1,523,750)
Net realized gain (loss) on sales and dispositions of investments, before income taxes	16,582	(17,825)	11,124,864	1,051,079
Income tax expense	—	21,524	—	359,682
Net realized gain (loss) on sales and dispositions of investments	16,582	(39,349)	11,124,864	691,397
Net change in unrealized appreciation/depreciation on investments:
Control investments	(2,565,130)	—	(2,565,130)	—
Affiliate investments	(2,195,837)	627,667	1,400,942	(259,031)
Non-Control/Non-Affiliate investments	(524,522)	(289,938)	(4,898,112)	3,231,115
Change in unrealized appreciation/depreciation before income taxes	(5,285,489)	337,729	(6,062,300)	2,972,084
Deferred income tax (benefit) expense	(107,197)	171,005	(339,971)	104,564
Net change in unrealized appreciation/depreciation on investments	(5,178,292)	166,724	(5,722,329)	2,867,520
Net realized and unrealized (loss) gain on investments	(5,161,710)	127,375	5,402,535	3,558,917
Net (decrease) increase in net assets from operations	$(2,946,058)	$1,088,979	$8,827,612	$6,526,650
Weighted average shares outstanding	2,581,021	2,581,021	2,581,021	2,581,021
Basic and diluted net (decrease) increase in net assets from operations per share	$(1.14)	$0.42	$3.42	$2.53

Rand Capital Reports Strong 2024 Results with 17% Investment Income Growth, Increased Dividends and Continued Strategic Debt Investments

March 10, 2025

Rand Capital Corporation and Subsidiaries

Consolidated Statements of Changes in Net Assets
(Audited)

	2024	2023
Net assets at beginning of year	$60,815,213	$57,721,320
Net investment income	3,425,077	2,967,733
Net realized gain on sales and dispositions of investments	11,124,864	691,397
Net change in unrealized appreciation/depreciation on investments	(5,722,329)	2,867,520
Net increase in net assets from operations	8,827,612	6,526,650
Declaration of dividends	(12,982,536)	(3,432,757)
Stock dividends distributable	8,672,231	—
Net assets at end of year	$65,332,520	$60,815,213

Rand Capital Reports Strong 2024 Results with 17% Investment Income Growth, Increased Dividends and Continued Strategic Debt Investments

March 10, 2025

Rand Capital Corporation and Subsidiaries

Reconciliation of GAAP Total Expense to Non-GAAP Adjusted Expenses

(Unaudited)

In addition to reporting total expenses, which is a U.S. generally accepted accounting principle (“GAAP”) financial measure, Rand presents adjusted expenses, which is a non-GAAP financial measure. Adjusted expenses is defined as GAAP total expenses removing the effect of any (credits)/expenses for capital gains incentive fees accrual. GAAP total expenses is the most directly comparable GAAP financial measure. Rand believes that adjusted expenses provides useful information to investors regarding financial performance because it is a method the Company uses to measure its financial and business trends related to its results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

	Three months ended December 31, 2024	Three months ended December 31, 2023	Year ended December 31, 2024	Year ended December 31, 2023

Total expenses	$(376,286)	$1,013,797	$4,837,282	$4,178,319
Exclude (credits)/expenses for capital gains incentive fees	(1,054,000)	64,000	1,012,300	804,700
Adjusted total expenses	$677,714	$949,797	$3,824,982	$3,373,619

Reconciliation of GAAP Net Investment Income per Share to
Adjusted Net Investment Income per Share

(Unaudited)

In addition to reporting Net Investment Income per Share, which is a GAAP financial measure, the Company presents Adjusted Net Investment Income per Share, which is a non-GAAP financial measure. Adjusted Net Investment Income per Share is defined as GAAP Net Investment Income per Share removing the effect of any (credits)/expenses for capital gains incentive fees. GAAP Net Investment Income per Share is the most directly comparable GAAP financial measure. Rand believes that Adjusted Net Investment Income per Share provides useful information to investors regarding financial performance because it is a method the Company uses to measure its financial and business trends related to its results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

	Three months ended December 31, 2024	Three months ended December 31, 2023	Year ended December 31, 2024	Year ended December 31, 2023

Net investment income per share	$0.86	$0.37	$1.33	$1.15
Exclude (credits)/expenses for capital gains incentive fees per share	(0.41)	0.03	0.39	0.31
Adjusted net investment income per share	$0.45	$0.40	$1.72	$1.46

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